SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009
CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134		13-0612970
State or Other	Commission File		IRS Employer
Jurisdiction of	Number		Identification No.
Incorporation or
Organization

4 Becker Farm Road
Roseland, New Jersey		07068
Address of Principal Executive Offices		Zip Code

Registrant's telephone number, including area code: (973) 597-4700

--------------

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01. OTHER EVENTS.

On March 2, 2009, Management of Curtiss-Wright Corporation (the “Company”) concluded that the previously issued financial information contained in the Company’s Press Release dated February 17, 2009, announcing the Company’s 2008 fourth quarter and year-end financial results, require revision and should no longer be relied upon. On February 25, 2009, the Company was informed that Eclipse Aviation Corp. (“Eclipse”) will not contest a motion by senior secured creditors to convert Eclipse’s bankruptcy status from Chapter 11 to Chapter 7, essentially forcing liquidation. As a result, the Company increased its inventory reserves by $2.6 million, which will reduce the Company’s 2008 pre-tax earnings by $2.6 million, or $.04 per diluted share, from the amounts that were previously announced.

The decision to revise the financial statements was made by the Company's management and approved by the Board of Directors.

A copy of the Company's March 2, 2009 press release with respect to these revisions is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1 Press Release dated March 2, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION

By: /s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: March 2, 2009

EXHIBIT INDEX
Exhibit
Number	Description

99.1	Press Release, dated March 2, 2009